UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2025

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Appointment of David B. Behen as a Director for Isabella Bank Corporation and Isabella Bank
On January 29, 2025, the Board of Directors of Isabella Bank Corporation (the "Corporation") appointed David B. Behen (age 55) to the Board of Directors of the Corporation and to the Board of Directors of Isabella Bank effective March 3, 2025. Additionally, Mr. Behen is expected to serve on the Corporation's Compensation and Human Resource Committee and the Board Risk Committee of Isabella Bank. Mr. Behen will serve a term as a director until the Corporation's Annual Meeting of Shareholders in 2026. The Board has determined that Mr. Behen is an "independent director" within the meaning of applicable rules and regulations of the Securities and Exchange Commission.
The Corporation issued a press release dated March 5, 2025 announcing Mr. Behen's appointment to the Board of Directors of Isabella Bank Corporation and to the Board of Directors of Isabella Bank.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description

99.1	Director appointment press release issued March 5, 2025
104	Cover page interactive data file - the cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	March 5, 2025	By:	/s/ Jerome E. Schwind
Jerome E. Schwind, President & CEO

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Director appointment press release issued March 5, 2025
104	Cover page interactive data file - the cover page XBRL tags are embedded within the inline XBRL document